Exhibit 10.2

AMERICAN GREETINGS CORPORATION 2007 OMNIBUS

INCENTIVE COMPENSATION PLAN

PERFORMANCE SHARE GRANT AGREEMENT

Grant Size:
Target Grant	[Number] Class [ ] Common Shares (the “Shares”)
Maximum Grant	[Number] Shares

Performance Period	March 1, 2012 through February 28, 201 (the “Performance Period”)

Grant Date	, 201

THIS AGREEMENT (the “Agreement”), dated as of the Grant Date stated above, is delivered by American Greetings Corporation (the “Company” or “American Greetings”) to the individual employee of the Company (the “Grantee”) identified in the notice of performance share award grant (the “Notice of Grant”) delivered to Grantee.

RECITALS

WHEREAS, the Company wishes to give Grantee an opportunity to enlarge Grantee’s equity ownership in the Company for the purpose of augmenting Grantee’s proprietary interest in the success of American Greetings and thereby focusing Grantee’s efforts on increasing shareholder value.

AGREEMENT

NOW, THEREFORE, Grantee has received or will receive a Notice of Grant, which, if not rejected in accordance with the instructions in such notice, will constitute Grantee’s binding agreement with the following terms:

1.            Performance Share Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants to Grantee performance shares (the “Performance Shares”) representing the right to receive up to the Maximum Grant of Shares as specified above. Each Performance Share represents the right to receive one Share, up to the Maximum Grant of Shares, upon the Company’s achievement of certain performance goals specified herein during the Performance Period and the Grantee’s satisfaction of any vesting requirements set forth in this Agreement. Except as contemplated by Section 6(g), in no event may Grantee be credited under this Agreement with more than the Maximum Grant of Performance Shares specified above. The Performance Shares described in this Agreement are in all respects subject to the terms, conditions and provisions of this Agreement and the Company’s 2007 Omnibus Incentive Compensation Plan (as amended, the “Plan”).

2.            Award of Performance Shares.

(a) The number of Performance Shares, if any, credited to Grantee at the end of the Performance Period will be based on the Company’s achievement of the performance goals (the “Performance Goals”) established for each performance measure set forth in Annex A to this Agreement and calculated in accordance with Section 2(b) of this Agreement.

(b) Subject to the certification of the Company’s Compensation and Management Development Committee (the “Committee”) and any subcommittee of outside directors, as required under Section [2(c), Grantee will be credited with all or a portion of the Maximum Grant of Performance Shares as calculated in this Section 2(b) if the Company achieves the specified Performance Goals for each performance measure during the Performance Period. Any Performance Shares credited in accordance with this Section 2 will then be subject to the vesting requirements, if any, as set forth in Section 3. With respect to each performance measure, the Grantee will be credited with a number of Performance Shares, if any, based on performance between the Threshold Goal and the Target Goal, or between the Target Goal and the Maximum Goal as set forth for each performance measure in Annex A as follows:

(i) Except as set forth in Section 2(b)(vi) below, if the Company’s performance is at or in excess of the Maximum Goal with respect to a given performance measure, the Grantee will be credited with a number of Performance Shares for such performance measure equal to the product of the measurement weight factor for such performance measure (the “Measurement Weight Factor”) and the Maximum Grant.

(ii) If the Company’s performance with respect to a given performance measure is less than the Threshold Goal, no Performance Shares will be credited with respect to such performance measure.

(iii) Except as set forth in Section 2(b)(vi) below, if the Company’s performance is at the Target Goal with respect to a given performance measure, the Grantee will be credited with a number of Performance Shares for such performance measure equal to the product of the Measurement Weight Factor and the Target Grant.

(iv) Except as set forth in Section 2(b)(vi) below, if the Company’s performance with respect to a given performance measure is equal to or greater than the

Threshold Goal but less than or equal to the Target Goal, the number of Performance Shares credited with respect to such performance measure will be equal to the product of (x) the Target Grant, (y) the Measurement Weight Factor, and (z) an “Achievement Percentage” that is equal to fifty percent (50%) multiplied by the quotient of (q) the difference between actual performance and the Threshold Goal and (r) the difference between the Target Goal and Threshold Goal, plus fifty percent (50%).

(v) Except as set forth in Section 2(b)(vi) below, if the Company’s performance with respect to a given performance measure is greater than the Target Goal but less than the Maximum Goal, the number of Performance Shares credited with respect to such performance measure will be equal to the product of (x) the Target Grant, (y) the Measurement Weight Factor, and (z) an “Achievement Percentage” that is equal to the quotient of (q) the difference between actual performance and the Target Goal and (r) the difference between the Maximum Goal and the Target Goal, plus one hundred percent (100%).

(vi) Notwithstanding anything herein to the contrary, if the Company’s performance with respect to a given performance measure that is specified in Annex A as a “Baseline Goal” is less than the Threshold Goal, no performance shares will be credited with respect to any performance goal that is linked to that Baseline Goal (a “Linked Performance Goal”) as may be specified in Annex A even if the Company’s performance with respect to the Linked Performance Goal meets or exceeds the Threshold Goal with respect to that Linked Performance Goal.

Any portion of the Performance Shares granted under this Agreement that are not credited as of the end of the Performance Period will be forfeited and Grantee shall have no right to receive such Performance Shares or any Shares that may be issued upon vesting.

(c) If Grantee is credited with any of the Performance Shares as of the end of the Performance Period as set forth in Section 2(b), following any vesting in accordance with Section 3(a), the Company will pay Grantee in accordance with Section 3(c) an award of Shares equal to the number of Performance Shares so credited, where each credited Performance Share is equal to one Share; provided, however, that prior to crediting or payment of Shares pursuant to this Agreement, the Committee and any subcommittee of “outside directors” as may be required pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Code”), must certify that the Company’s performance establishing entitlement to the payment of Shares have been achieved.

3.            Vesting or Forfeiture of Performance Shares; Payment of Award.

(a) Except as set forth herein, any Performance Shares credited to Grantee pursuant to Section 2 will vest as of the close of business on the later of (i) the date upon which the certification contemplated by Section 2(c) is made and (ii) February 28, 2015 (the “Vest Date”). For purposes of clarity, if before the Vest Date but on or after any Performance Shares have been credited pursuant to Section 2, Grantee Separates from Service for any reason other than as set forth in Section 3(b) below, including a Separation from Service initiated by the Company other than for Cause, or as the result of Grantee’s Retirement, death or Disability, any Performance Shares credited to Grantee pursuant to Section 2 but not yet vested will continue to vest in accordance with this Agreement and shall vest as of the Vest Date.

(b) Notwithstanding anything herein to the contrary, Performance Shares, and Shares issued upon vesting of Performance Shares, are subject to the following forfeiture rules:

(i) Separation Prior to Crediting of Performance Shares: Upon Grantee’s Separation from Service for any reason, any Performance Shares not deemed credited pursuant to Section 2 are forfeited.

(ii) Separation Initiated by the Company for Cause or Initiated by Grantee: Upon Grantee’s Separation from Service that is initiated by the Company for Cause, or by the Grantee (other than for Retirement), any Performance Shares credited to Grantee and not otherwise vested pursuant to Section 3(a) on the Grantee’s date of Separation from Service are forfeited. In addition, if Grantee’s Separation from Service is initiated by the Company for Cause, or if and to the extent required by applicable law, then any Performance Shares credited to Grantee and vested pursuant to Section 3(a), but not yet delivered to Grantee, shall also be forfeited and shall not be delivered.

(iii) Breach of Post-Separation Obligations: If following Grantee’s Separation from Service, Grantee breaches any material provision of any employment, separation or severance agreement or arrangement with the Company (including, without limitation, any supplemental executive retirement plan in which with the Grantee participates), the Company may, in its sole discretion, deem any Performance Shares credited to Grantee and not otherwise vested pursuant to Section 3(a), or vested pursuant to Section 3(a) but not yet delivered to Grantee, to be forfeited.

(iv) Clawback: The Performance Shares, and the right to receive and retain any Shares issued upon the vesting of the Performance Shares, together with any proceeds received in connection with the subsequent sale of such Shares, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Grant Date or that may be established thereafter, including, without limitation, any “clawback” or recoupment policy of the Company as may be adopted by the Company from time to time as required by Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required by applicable law or agreement. In the event any such clawback or similar policy is deemed unenforceable with respect to the Performance Shares, or with respect to the Shares issued upon the vesting of the Performance Shares or proceeds received in connection with the subsequent sale of such Shares, then the award of Performance Shares subject to this Agreement shall be deemed unenforceable due to lack of adequate consideration.

For purposes of this Agreement:

“Cause” has such meaning as may be defined in any agreement between Grantee and the Company and, if none, will mean any one or more of the following: Grantee’s (i) fraud; (ii) misappropriation of funds; (iii) commission of a felony or of an act or series of acts which results in material injury to the business or reputation of the Company; (iv) commission of a crime or act or series of acts involving moral turpitude; (v) commission of an act or series of repeated acts of dishonesty that are materially inimical to the best interests of the Company; (vi) willful and repeated failure to perform his or her duties, which failure has not been cured in all substantial respects within fifteen (15) days after the Company gives written notice thereof to Grantee; or (vii) breach of any material provision of any employment agreement between the Company and Grantee, which breach has not been cured in all substantial respects within ten (10) days after the Company gives written notice thereof to Grantee.

“Disability” shall mean that Grantee is “disabled” as such term is defined in Code Section 409A(a)(2).

“Retirement” shall mean Grantee’s Separation from Service after completing ten (10) or more years of continuous service and attaining age sixty-five (65).

“Separation from Service” shall mean a separation from service as defined in Code Section 409A.

(c) Within 90 days after any Performance Shares are deemed both credited to Grantee pursuant to Section 2 and vested pursuant to Section 3(a), but in no event longer than the maximum time period permitted under Code Section 409A to qualify as a short-term deferral, such Performance Shares shall be issued to Grantee in the form of Shares. At such time, Grantee shall enjoy full shareholder and ownership rights with respect to such Shares. Shares shall be delivered to Grantee either through book-entry transfer of beneficial ownership of the Shares or through delivery of a stock certificate representing all such Shares and registered in his or her name. The method of delivery shall be selected by the Company, in its sole discretion. In the case of Grantee’s death, payment of Shares that Grantee has been credited with and in which Grantee is vested will be made to the beneficiary designated by Grantee in a writing filed with the Company or, if none, to Grantee’s estate.

4.            Ownership Rights. Except as otherwise provided herein, Grantee will not have the rights of a shareholder of the Company with respect to any Shares issuable upon the crediting or vesting of any Performance Shares. Upon receipt of any portion of Shares issued pursuant to Performance Shares awarded and vested hereunder, Grantee shall be entitled to exercise all ownership rights (including, without limitation, the right to vote and the right to receive dividends) with respect to such Shares, provided that voting and dividend rights with respect to the Shares will be exercisable only if the record date for determining shareholders entitled to vote and receive dividends, as the case may be, falls on or after the date as of which Shares are issued to Grantee pursuant to this Agreement.

5.            Deferral of Delivery of Shares. Notwithstanding any provision in this Agreement to the contrary, if any law or regulation of any governmental authority having jurisdiction in the matter requires the Company, the Board of Directors of American Greetings (the “Board”), the Committee or Grantee to take any action or refrain from action in connection with the award or delivery of Shares under this Agreement, or to delay such award or delivery, then the award or delivery of such Shares shall be deferred until such action has been taken or such restriction on action has been removed, subject to any applicable requirements under Code Section 409A. In addition, if and to the extent required under Code Section 409A, delivery of shares hereunder to Grantee shall be made no earlier than six months after Grantee’s Separation from Service if Grantee is a “specified employee” on such date.

6.            General Provisions. Grantee acknowledges that Grantee has read, understands and agrees with all of the provisions in this Agreement and the Plan, including, but not limited to, the following:

(a) Administration. The interpretation and construction by the Board and/or the Committee of any provision of this Agreement, the Plan or any notification or document evidencing the grant of Performance Shares and that any determination by the Board or such Committee pursuant to any provision of this Agreement or the Plan or of any such agreement, notification or document shall be final and conclusive.

(b) Notices. Any notice that is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in writing from the Company to Grantee), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company, at One American Road, Cleveland, Ohio 44144, Attention: Human Resources Department, or at such other address as the Company by notice to Grantee may have designated from time to time; (ii) if to Grantee, at the address indicated in Grantee’s then-current personnel records, or at such other address as Grantee by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt. From time to time, the Company may also authorize communications and any notice that is required or permitted under this Agreement to be provided electronically either through the Company’s email or other systems or through third parties, including any administrator of the Company’s performance share or other equity programs, as designated from time to time by the Company.

(c) Compliance with Securities Laws. Grantee acknowledges that the Performance Shares are intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 144 under the Securities Act of 1933 and Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding anything herein to the contrary, the Performance Shares are granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(d) Taxation. Grantee shall be responsible for all applicable income and withholding taxes and the employee share of FICA taxes with respect to any compensation income generated upon the vesting, crediting or otherwise in connection with the issuance of any Performance Shares under this Agreement. No later than the date as of which an amount first becomes subject to applicable federal, state, or local income, wage or employment tax withholding (including employee share of FICA) with respect to the Performance Shares awarded hereunder, Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local income, wage or employment taxes of any kind required by law to be withheld with respect to that amount. Unless otherwise determined by the Committee, withholding obligations may be settled (i) with previously owned common shares or (ii) Shares that have been earned or otherwise credited and that are issuable hereunder (in the minimum amount necessary to satisfy any applicable withholding requirements). The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to Grantee or the Company may retain such number of the Shares issuable upon the earning of Performance

Shares covered by the grant evidenced by this Agreement as shall be equal in value to the amount of the remaining withholding obligation.

(e) Nontransferability. This Agreement and the Performance Shares granted to Grantee shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by Grantee to any other person, except as specifically permitted in this Agreement. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this Agreement. The Agreement shall terminate, and be of no force or effect, immediately upon any attempt to assign or transfer the Agreement or any of the Performance Shares to which the Agreement applies.

(f) Not an Employment Contract. This Agreement shall not be deemed to limit or restrict the right of the Company to terminate Grantee’s employment at any time, for any reason, with or without Cause, or to limit or restrict the right of Grantee to terminate his employment with the Company at any time.

(g) Adjustments. On any change in the number or kind of outstanding common shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or common shares of the Company, the Company, by action of the Board or the Committee shall make such adjustment, if any, in the number and kind of Performance Shares subject to this agreement as it considers appropriate in order that the rights of Grantee hereunder are neither enlarged nor diminished.

(h) Unsecured Creditor Status. This grant of Performance Shares constitutes a mere promise by the Company to pay Grantee the benefits described in this grant (to the extent credited and vested). Grantee shall have the status of a general unsecured creditor of the Company with respect to the benefits payable under this Agreement. Grantee’s right to receive credited and vested shares shall not be subject to any assignment, pledge, levy, garnishment, attachment or other attempt to assign or alienate such shares prior to their delivery to Grantee, including, without limitation, under any domestic relations order, and any such attempted assignment or alienation shall be null, void and of no effect.

(i) Fractional Shares. Notwithstanding anything in this Agreement to the contrary, in the event that any adjustment to the Performance Shares or an award of Shares or the calculation of an award pursuant to this Agreement would otherwise result in the creation of a fractional share interest, the affected award shall be rounded up to the nearest whole share.

(j) Amendment or Termination. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of Grantee and the Company, but only to the extent permitted under the Plan. The provisions set forth in this Agreement are subject to the restrictions and other requirements of Code Section 409A and related regulations and rulings. Without limiting the generality of the preceding sentence, such provisions shall be modified and amended, as and where necessary, to bring such provisions into compliance with the requirements set forth in Code Section 409A and related regulations and rulings. This Agreement shall be interpreted (and if necessary, amended) to comply with Code Section 409A and to the extent any provision of this Agreement is inconsistent with Code Section 409A, said Code Section 409A shall control even if such action may reduce or diminish the value of Grantee’s award.

(k) Severability. If any provision of this Agreement should be held illegal or invalid for any reason, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

(l) Headings/Gender. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

(m) Governing Law and Disputes. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Ohio and, where applicable, federal law. All disputes, claims, or controversies arising out of or in connection with this Agreement shall exclusively be submitted to and determined by final and binding arbitration before a single arbitrator (“Arbitrator”) of the American Arbitration Association (“AAA”) in accordance with AAA’s then-current rules for the resolution of employment disputes (“the Rules”). The Arbitrator shall be selected in accordance with the Rules. The parties consent to the authority of the arbitrator, if the arbitrator so determines, to award fees and expenses (including attorneys’ fees) to the prevailing party in the arbitration.

(n) Definitions. Initial capitalized terms used in this Agreement that are not otherwise defined herein shall have the meaning set forth in the Plan.

(o) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed original, but all of which taken together shall constitute one and the same instrument. Grantee’s acceptance of this agreement in accordance with the instructions in the Notice of Grant will constitute Grantee’s binding agreement with the terms hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and unless Grantee rejects the Notice of Grant in accordance with the instructions in such notice, Grantee will be deemed a party to, and legally bound by the terms of, this Agreement.

AMERICAN GREETINGS CORPORATION

By:
Brian McGrath, Senior Vice President, Human Resources

GRANTEE

Unless the Grantee rejects Notice of Grant in accordance with the instructions in such notice, Grantee will be deemed a party to, and legally bound by the terms of, this Agreement.

ANNEX A

Performance Measures

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	Performance Goals
Performance Measures	Threshold Goal	Target Goal	Maximum Goal	Measurement Weight Factor